Exhibit 31.4
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO EXCHANGE ACT RULE 13a-14(a) (17 CFR 240.13a-14(a))

I, Rebecca J. Garbrick, Chief Financial Officer and Treasurer of Forward Air Corporation, certify that:

1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Forward Air Corporation for the year ended December 31, 2023; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 17, 2024	/s/ Rebecca J. Garbrick
Rebecca J. Garbrick Chief Financial Officer and Treasurer